Exhibit 99.1

NEWS RELEASE

NETGEAR® REPORTS SECOND QUARTER 2021 RESULTS

Second Quarter Revenue of $309 Million – 10.3% Growth Year over Year

Strong SMB Growth Year over Year Fueled by Reopening

Continued Market Share Gains in U.S. Retail WiFi Market

SAN JOSE, California – July 21, 2021 - NETGEAR, Inc. (NASDAQ: NTGR), a global networking company that delivers innovative networking and Internet connected products to consumers and businesses, today reported financial results for the second quarter ended June 27, 2021.

•	Second quarter 2021 net revenue of $308.8 million, an increase of 10.3% from the comparable prior year quarter.
•	Second quarter 2021 GAAP operating income of $21.5 million, or 7.0% of net revenue, as compared to $8.9 million, or 3.2% of net revenue, in the comparable prior year quarter.
◦	Second quarter 2021 non-GAAP operating income of $26.5 million, or 8.6% of net revenue, as compared to $21.0 million, or 7.5% of net revenue, in the comparable prior year quarter.
•	Second quarter 2021 GAAP net income per diluted share of $0.57, as compared to $0.20 in the comparable prior year quarter.
◦	Second quarter 2021 non-GAAP net income per diluted share of $0.66, as compared to $0.54 in the comparable prior year quarter.

The accompanying schedules provide a reconciliation of financial measures computed on a GAAP basis to financial measures computed on a non-GAAP basis.

Patrick Lo, Chairman and Chief Executive Officer of NETGEAR, commented, “Second quarter revenue came in at $308.8 million, representing 10.3% topline growth year over year. Worldwide supply chain constraints, however, such as component shortages, increased freight costs and transit times, and factory closures due to COVID-19, led to a perfect storm of factors that held back our revenue number and saw us fall short of our operating margin goals.  As we continue to navigate through this rapidly changing environment, our long-term thesis that premium WiFi will drive the growth of the consumer networking market and our service subscriber base remains intact. With vaccination rates rising and businesses reopening, work from anywhere and hybrid work models are here to stay and we anticipate that the U.S. consumer networking market will grow 20% above pre-pandemic levels in the second half of this year. Meanwhile, demand for our SMB products rebounded strongly in the second quarter as businesses reopened post-COVID. Despite supply constraints, SMB net revenue grew approximately 58% year over year.”

Mr. Lo continued, “We continue to regain market share in the U.S. consumer WiFi market, adding three points to end the quarter at 46%. In addition, we added 33,000 subscribers in the quarter and remain confident in our ability to achieve our goal of 650,000 subscribers by the end of the year. We also launched our smart parental controls service on select Nighthawk WiFi routers in Q2, with plans to roll it out across our WiFi 6 Orbi line in the third quarter.  These are important milestones as we build our recurring subscription services business. Finally, I’m delighted to welcome David Henry to the NETGEAR Board of Directors and would like to congratulate him on his promotion to President and General Manager of Connected Home Products and Services.”

Bryan Murray, Chief Financial Officer of NETGEAR, added, “During the second quarter of 2021, we repurchased approximately 654,000 shares of common stock for $25.0 million. With a meaningful portion of our targeted inventory position established, we plan to continue to opportunistically repurchase shares in future quarters.”

Business Outlook

Mr. Murray continued, “With hindsight, the first half of 2021 saw the U.S. consumer networking market grow 40% over the same period in 2019. While a very strong showing, this turned out to be 10% below our expectations. As such, we plan to proactively work with our channel partners to optimize their inventory levels in the third quarter. Looking ahead to the second half of 2021, we expect the market growth to moderate further to approximately 20% above second half 2019 levels. We also expect SMB to continue to be supply-bound, and thus expect our third quarter net revenue to be in the range of $285 million to $300 million. With reduced leverage from our topline, our GAAP operating margin for the third quarter is expected to be in the range of 2.1% to 3.1%, and non-GAAP operating margin is expected to be in the range of 5.0% to 6.0%. Our GAAP tax rate is expected to be approximately 27.5%, and our non-GAAP tax rate is expected to be 24.5% for the third quarter of 2021. While we are confident in our ability to provide guidance at this time, we do so with the caveat that, while conditions are improving, considerable uncertainty remains in the market due to the COVID-19 pandemic and, should unforeseen events occur, in particular challenges related to closure of our manufacturing partners operations or transportation delays into any of our regional distribution centers, our actual results could differ from the foregoing guidance.”

A reconciliation between the Business Outlook on a GAAP and non-GAAP basis is provided in the following table:

	Three months ending
	October 3, 2021
	Operating Margin Rate	Tax Rate

GAAP	2.1% - 3.1%	27.5%
Estimated adjustments for[1]:
Amortization of intangibles	0.1%	-
Stock-based compensation expense	2.6%	-
Restructuring and other charges	0.2%	-
Non-GAAP tax adjustments	-	(3.0)%
Non-GAAP	5.0% - 6.0%	24.5%

1 Business outlook does not include estimates for any currently unknown income and expense items which, by their nature, could arise late in a quarter, including: litigation reserves, net; acquisition-related charges; impairment charges; restructuring and other charges and discrete tax benefits or detriments that cannot be forecasted (e.g., windfalls or shortfalls from equity awards or items related to the resolution of uncertain tax positions). New material income and expense items such as these could have a significant effect on our guidance and future GAAP results.

Investor Conference Call / Webcast Details

NETGEAR will review the second quarter results and discuss management's expectations for the third quarter of 2021 today, Wednesday, July 21, 2021 at 5 p.m. ET (2 p.m. PT). The toll free dial-in number for the live audio call is (844) 709-2008. The international dial-in number for the live audio call is (647) 253-8663. The conference ID for the call is 9796754. A live webcast of the conference call will be available on NETGEAR's Investor Relations website at http://investor.netgear.com. A replay of the call will be available via the web at http://investor.netgear.com.

About NETGEAR, Inc.

For more than 25 years, NETGEAR® (NASDAQ: NTGR) has been the innovative leader in connecting the world to the internet with advanced networking technologies for homes, businesses and service providers around the world. As staying connected has become more important than ever, NETGEAR delivers award-winning network solutions for remote work, distance learning, ultra high def streaming, online game play and more. To enable people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to providing a range of connected solutions. From ultra-premium Orbi Mesh WiFi systems and high performance Nighthawk routers, to high-speed cable modems and 5G mobile wireless products to cloud-based subscription services for network management and security, to smart networking products and Video over Ethernet for Pro AV applications, NETGEAR keeps you connected. NETGEAR is headquartered in San Jose, California. Learn more on the NETGEAR Investor Page or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram, LinkedIn and the NETGEAR blog at NETGEAR.com.

© 2021 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders.  The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Contact:

NETGEAR Investor Relations

Erik Bylin

investors@netgear.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc.:

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The words “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words are used to identify such forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements represent NETGEAR, Inc.’s expectations or beliefs concerning future events based on information available at the time such statements were made and include statements regarding: NETGEAR’s future operating performance and financial condition, including expectations regarding continued profitability and cash generation; expectations regarding continuing market demand for the Company’s products and the Company’s ability to respond to this demand; the timing, distribution, sales momentum and market acceptance of recent and anticipated new product introductions that position the Company for growth and market share gain; expectations regarding supply constraints; expectations regarding the ability to participate in promotional activities leading to further market share gains; expectations regarding expected tax rates; and expectations regarding NETGEAR's paid subscriber base growth. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including the following: uncertainty surrounding the duration and impact of the global COVID-19 pandemic, including with respect to the Company’s supply chain and potential disruptions in the Company’s transportation network, including with respect to the Company’s distribution centers; future demand for the Company's products may be lower than anticipated; the Company may be unsuccessful, or experience delays, in manufacturing and distributing its new and existing products; consumers may choose not to adopt the Company's new product offerings or adopt competing products; the Company may be unable to continue to grow its number of registered users, its number of registered app users and/or its paid subscriber base; product performance may be adversely affected by real world operating conditions; the Company may fail to manage costs, including the cost of air freight and ocean freight and the cost of developing new products and manufacturing and distribution of its existing offerings; the Company may fail to successfully manage channel inventory levels; the Company may fail to successfully continue to effect operating expense savings; changes in the level of NETGEAR's cash resources and the Company's planned usage of such resources, including potential repurchases of the Company’s common stock; changes in the Company's stock price and developments in the business that could increase the Company's cash needs; fluctuations in foreign exchange rates; and the actions and financial health of the Company's customers, including the Company’s ability to collect receivables as they become due. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Part II - Item 1A. Risk Factors” in the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 28, 2021, filed with the Securities and Exchange Commission on April 30, 2021. Given these circumstances, you should not place undue reliance on these forward-looking statements. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Information:

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), we disclose certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development, non-GAAP sales and marketing, non-GAAP general and administrative, non-GAAP other operating expenses, net, non-GAAP total operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP other income (expense), net, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude adjustments for amortization of intangibles, stock-based compensation expense, change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, gain/loss on investments, net, and adjust for effects related to non-GAAP tax adjustments. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our operating performance on a period-to-period basis because such items are not, in our view, related to our ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of our on-going operating results;
•	the ability to better identify trends in our underlying business and perform related trend analyses;
•	a better understanding of how management plans and measures our underlying business; and
•	an easier way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding them in the reconciliations of these non-GAAP financial measures:

Amortization of intangibles consists primarily of non-cash charges that can be impacted by, among other things, the timing and magnitude of acquisitions. We consider our operating results without these charges when evaluating our ongoing performance and forecasting our earnings trends, and therefore exclude such charges when presenting non-GAAP financial measures. We believe that the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to the performance of our competitors.

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options, restricted stock units, performance shares and shares under the employee stock purchase plan granted to employees. We believe that the exclusion of these charges provides for more accurate comparisons of our operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types. In addition, we believe it is useful to investors to understand the specific impact stock-based compensation expense has on our operating results.

Other items consist of certain items that are the result of either unique or unplanned events, including, when applicable: change in fair value of contingent consideration, restructuring and other charges, litigation reserves, net, and gain/loss on investments, net. It is difficult to predict the occurrence or estimate the amount or timing of these items in advance. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our on-going operations with prior and future periods. The amounts result from events that often arise from unforeseen circumstances, which often occur outside of the ordinary course of continuing operations. Therefore, the amounts do not accurately reflect the underlying performance of our continuing business operations for the period in which they are incurred.

Non-GAAP tax adjustments consist of adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income. We also believe providing financial information with and without the income tax effects relating to our non-GAAP financial measures provides our management and users of the financial statements with better clarity regarding the on-going performance of our business.

Source: NETGEAR-F

-Financial Tables Attached-

NETGEAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	As of
	June 27, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$328,941	$346,460
Short-term investments	6,378	6,858
Accounts receivable, net	290,598	337,052
Inventories	251,764	172,112
Prepaid expenses and other current assets	34,110	30,696
Total current assets	911,791	893,178
Property and equipment, net	14,217	16,080
Operating lease right-of-use assets, net	25,798	29,411
Intangibles, net	2,184	3,899
Goodwill	80,721	80,721
Other non-current assets	77,496	82,750
Total assets	$1,112,207	$1,106,039

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$70,381	$90,902
Accrued employee compensation	32,729	35,020
Other accrued liabilities	222,903	218,375
Deferred revenue	15,620	13,458
Income taxes payable	1,719	7,318
Total current liabilities	343,352	365,073
Non-current income taxes payable	20,370	19,174
Non-current operating lease liabilities	21,887	25,512
Other non-current liabilities	3,598	6,896
Total liabilities	389,207	416,655
Stockholders’ equity:
Common stock	31	30
Additional paid-in capital	906,327	882,709
Accumulated other comprehensive income (loss)	82	(35)
Accumulated deficit	(183,440)	(193,320)
Total stockholders’ equity	723,000	689,384
Total liabilities and stockholders’ equity	$1,112,207	$1,106,039

NETGEAR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share and percentage data)

(Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2021	March 28, 2021	June 28, 2020	June 27, 2021	June 28, 2020

Net revenue	$308,811	$317,925	$280,052	$626,736	$510,015
Cost of revenue	215,455	206,984	198,751	422,439	362,473
Gross profit	93,356	110,941	81,301	204,297	147,542
Gross margin	30.2%	34.9%	29.0%	32.6%	28.9%
Operating expenses:
Research and development	22,586	23,829	21,144	46,415	40,883
Sales and marketing	35,740	37,815	34,384	73,555	67,415
General and administrative	15,623	15,405	15,481	31,028	28,615
Other operating expenses (income), net	(2,097)	2,565	1,425	468	1,093
Total operating expenses	71,852	79,614	72,434	151,466	138,006
Income from operations	21,504	31,327	8,867	52,831	9,536
Operating margin	7.0%	9.9%	3.2%	8.4%	1.9%
Interest income	3	10	49	13	311
Other income (expense), net	696	(562)	314	134	(4,272)
Income before income taxes	22,203	30,775	9,230	52,978	5,575
Provision for income taxes	4,369	7,815	3,247	12,184	3,765
Net income	$17,834	$22,960	$5,983	$40,794	$1,810

Net income per share:
Basic	$0.58	$0.75	$0.20	$1.33	$0.06
Diluted	$0.57	$0.72	$0.20	$1.29	$0.06

Weighted average shares used to compute net income per share:
Basic	30,574	30,665	29,617	30,614	29,608
Diluted	31,464	31,814	30,070	31,648	30,079

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA:

	Three Months Ended			Six Months Ended
	June 27, 2021	March 28, 2021	June 28, 2020	June 27, 2021	June 28, 2020

GAAP gross profit	$93,356	$110,941	$81,301	$204,297	$147,542
GAAP gross margin	30.2%	34.9%	29.0%	32.6%	28.9%
Amortization of intangibles	178	179	179	357	357
Stock-based compensation expense	362	834	1,501	1,196	2,206
Non-GAAP gross profit	$93,896	$111,954	$82,981	$205,850	$150,105
Non-GAAP gross margin	30.4%	35.2%	29.6%	32.8%	29.4%

GAAP research and development	$22,586	$23,829	$21,144	$46,415	$40,883
Stock-based compensation expense	(1,272)	(1,146)	(1,707)	(2,418)	(2,741)
Non-GAAP research and development	$21,314	$22,683	$19,437	$43,997	$38,142

GAAP sales and marketing	$35,740	$37,815	$34,384	$73,555	$67,415
Amortization of intangibles	—	(1,266)	(1,340)	(1,266)	(2,681)
Stock-based compensation expense	(1,953)	(1,780)	(1,890)	(3,733)	(3,669)
Non-GAAP sales and marketing	$33,787	$34,769	$31,154	$68,556	$61,065

GAAP general and administrative	$15,623	$15,405	$15,481	$31,028	$28,615
Stock-based compensation expense	(3,315)	(3,200)	(4,074)	(6,515)	(6,892)
Non-GAAP general and administrative	$12,308	$12,205	$11,407	$24,513	$21,723

GAAP other operating expenses (income), net	$(2,097)	$2,565	$1,425	$468	$1,093
Change in fair value of contingent consideration	3,003	—	(311)	3,003	(89)
Restructuring and other charges	(886)	(2,270)	(1,117)	(3,156)	(982)
Litigation reserves, net	(20)	(295)	3	(315)	(22)
Non-GAAP other operating expenses, net	$—	$—	$—	$—	$—

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except percentage data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 27, 2021	March 28, 2021	June 28, 2020	June 27, 2021	June 28, 2020

GAAP total operating expenses	$71,852	$79,614	$72,434	$151,466	$138,006
Amortization of intangibles	—	(1,266)	(1,340)	(1,266)	(2,681)
Stock-based compensation expense	(6,540)	(6,126)	(7,671)	(12,666)	(13,302)
Change in fair value of contingent consideration	3,003	—	(311)	3,003	(89)
Restructuring and other charges	(886)	(2,270)	(1,117)	(3,156)	(982)
Litigation reserves, net	(20)	(295)	3	(315)	(22)
Non-GAAP total operating expenses	$67,409	$69,657	$61,998	$137,066	$120,930

GAAP operating income	$21,504	$31,327	$8,867	$52,831	$9,536
GAAP operating margin	7.0%	9.9%	3.2%	8.4%	1.9%
Amortization of intangibles	178	1,445	1,519	1,623	3,038
Stock-based compensation expense	6,902	6,960	9,172	13,862	15,508
Change in fair value of contingent consideration	(3,003)	—	311	(3,003)	89
Restructuring and other charges	886	2,270	1,117	3,156	982
Litigation reserves, net	20	295	(3)	315	22
Non-GAAP operating income	$26,487	$42,297	$20,983	$68,784	$29,175
Non-GAAP operating margin	8.6%	13.3%	7.5%	11.0%	5.7%

GAAP other income (expense), net	$696	$(562)	$314	$134	$(4,272)
Gain/loss on investments, net	(41)	49	—	8	4,530
Non-GAAP other income (expense), net	$655	$(513)	$314	$142	$258

NETGEAR, INC.

RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES (CONTINUED)

(In thousands, except per share data)

(Unaudited)

STATEMENT OF OPERATIONS DATA (CONTINUED):

	Three Months Ended			Six Months Ended
	June 27, 2021	March 28, 2021	June 28, 2020	June 27, 2021	June 28, 2020

GAAP net income	$17,834	$22,960	$5,983	$40,794	$1,810
Amortization of intangibles	178	1,445	1,519	1,623	3,038
Stock-based compensation expense	6,902	6,960	9,172	13,862	15,508
Change in fair value of contingent consideration	(3,003)	—	311	(3,003)	89
Restructuring and other charges	886	2,270	1,117	3,156	982
Litigation reserves, net	20	295	(3)	315	22
Gain/loss on investments, net	(41)	49	—	8	4,530
Non-GAAP tax adjustments	(1,971)	(2,416)	(1,778)	(4,387)	(3,289)
Non-GAAP net income	$20,805	$31,563	$16,321	$52,368	$22,690

NET INCOME PER DILUTED SHARE:
GAAP net income per diluted share	$0.57	$0.72	$0.20	$1.29	$0.06
Amortization of intangibles	0.01	0.05	0.05	0.05	0.10
Stock-based compensation expense	0.22	0.22	0.31	0.44	0.52
Change in fair value of contingent consideration	(0.10)	—	0.01	(0.09)	0.00
Restructuring and other charges	0.03	0.07	0.04	0.10	0.03
Litigation reserves, net	0.00	0.01	(0.00)	0.01	0.00
Gain/loss on investments, net	(0.00)	0.00	—	0.00	0.15
Non-GAAP tax adjustments	(0.07)	(0.08)	(0.07)	(0.15)	(0.11)
Non-GAAP net income per diluted share	$0.66	$0.99	$0.54	$1.65	$0.75

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, except per share data, DSO, inventory turns, weeks of channel inventory, headcount and percentage data)

(Unaudited)

	Three Months Ended
	June 27, 2021	March 28, 2021	December 31, 2020	September 27, 2020	June 28, 2020

Cash, cash equivalents and short-term investments	$335,319	$370,656	$353,318	$306,818	$258,552
Cash, cash equivalents and short-term investments per diluted share	$10.66	$11.65	$11.31	$9.98	$8.60

Accounts receivable, net	$290,598	$312,922	$337,052	$340,004	$277,490
Days sales outstanding (DSO)	86	86	87	82	90

Inventories	$251,764	$215,705	$172,112	$144,302	$150,585
Ending inventory turns	3.4	3.8	5.9	7.3	5.3

Weeks of channel inventory:
U.S. retail channel	12.9	11.8	8.6	5.7	6.4
U.S. distribution channel	3.4	3.6	4.9	2.8	4.2
EMEA distribution channel	7.8	4.9	5.7	6.8	4.7
APAC distribution channel	11.5	7.6	8.2	10.1	11.9

Deferred revenue (current and non-current)	$18,482	$18,116	$16,623	$13,813	$10,792

Headcount	769	775	818	803	788
Non-GAAP diluted shares	31,464	31,814	31,235	30,741	30,070

NET REVENUE BY GEOGRAPHY

	Three Months Ended						Six Months Ended
	June 27, 2021		March 28, 2021		June 28, 2020		June 27, 2021		June 28, 2020

Americas	$212,634	69%	$219,150	69%	$202,246	72%	$431,784	69%	$360,436	70%
EMEA	61,772	20%	61,090	19%	48,359	17%	122,862	20%	90,507	18%
APAC	34,405	11%	37,685	12%	29,447	11%	72,090	11%	59,072	12%
Total	$308,811	100%	$317,925	100%	$280,052	100%	$626,736	100%	$510,015	100%

NETGEAR, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (CONTINUED)

(In thousands)

(Unaudited)

NET REVENUE BY SEGMENT

	Three Months Ended			Six Months Ended
	June 27, 2021	March 28, 2021	June 28, 2020	June 27, 2021	June 28, 2020

Connected Home	$229,863	$240,918	$230,017	$470,781	$394,680
SMB	78,948	77,007	50,035	155,955	115,335
Total net revenue	$308,811	$317,925	$280,052	$626,736	$510,015

SERVICE PROVIDER NET REVENUE

	Three Months Ended			Six Months Ended
	June 27, 2021	March 28, 2021	June 28, 2020	June 27, 2021	June 28, 2020

Connected Home	$35,391	$22,238	$44,152	$57,629	$70,839
SMB	522	799	871	1,321	1,668
Total service provider net revenue	$35,913	$23,037	$45,023	$58,950	$72,507